UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    January 5, 2004

RED HAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26281	06-1364380
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 Varsity Drive, Raleigh, North Carolina 27606

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:    (919) 754-3700

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On January 5, 2004, Red Hat, Inc., a Delaware corporation (“Red Hat”), issued a press release announcing that it intends to offer $400 million (plus up to an additional $80 million pursuant to an option granted to the initial purchaser) of convertible senior debentures due 2024 (the “Debentures”), to be offered pursuant to Rule 144A under the Securities Act of 1933, as amended. Additional information about the Debentures is included in the press release, a copy of which is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

99.1	Press release, dated January 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2004	RED HAT, INC.

	By:	/s/ MARK H. WEBBINK

Mark H. Webbink Senior Vice President, General Counsel & Secretary